Exhibit 10.2

Andrew R. Lane Chairman, President & CEO 909 Fannin Street, Suite 3100 Houston, Texas 77010

August 12, 2014

[Name]

[Address]

[Name]:

The purpose of this letter is to:

(1)	confirm that when your employment with MRC Global Inc. (the “Company”) terminates, you will be deemed to have incurred a termination of employment for “Good Reason” within the meaning of your employment agreement with the Company dated as of February 18, 2014 (the “Employment Agreement”), and

(2)	otherwise provide for the termination of the Employment Agreement on August 31, 2014, on the terms herein.

After August 31, 2014, your employment with the Company shall be at-will, as defined under applicable law, and may be terminated by you or the Company at any time for any or no reason.

When your employment with the Company terminates (whether voluntarily or involuntarily, whether the separation is initiated by you or the Company), you (or, if you die or become disabled, your estate or personal representative) will be entitled to receive all of the payments and benefits set forth in the Employment Agreement for a termination of employment for Good Reason (subject to the requirements contained in the Employment Agreement, including the requirement that you execute the release agreement in the form attached to the Employment Agreement), which relates to your service prior to August 31, 2014. Subject to those requirements, such payments and benefits will be paid, or provided, to you (or your estate or personal representative) at the time and in the form set forth in the Employment Agreement.

Except with respect to the payments and benefits under the Employment Agreement described herein and your obligation to execute a release agreement prior to the payment or provision of any benefits, you and the Company agree that on August 31, 2014, the Employment Agreement is terminated, except that any provision of the Employment Agreement that by the nature of its terms requires survival (including Section 5 of the Employment Agreement) shall survive the termination of the Employment Agreement and your employment with the Company.

For the purpose of any stock or stock option award that is outstanding as of the date of this letter, the Company shall deem you to be “retired” upon your separation of employment for the purposes of the award agreements and will waive upon such separation, if necessary, any waiting periods under the award agreements to obtain this treatment.

[Name]

August 12, 2014

If this letter agreement is satisfactory, please acknowledge your agreement to the matters set forth in this letter agreement by signing, dating and returning one duplicate original of this letter.

Very truly yours,

MRC GLOBAL INC.

By:
Andrew R. Lane
Chairman, President & CEO

AGREED TO THIS 12th DAY OF AUGUST, 2014

[Name]